UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Sonendo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Sonendo, Inc. (“Sonendo” or the “Company”) on Monday, June 10, 2024, at 1:30 p.m. Pacific Time (PT). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted solely by means of remote communication via a live webcast.

We hope you can join us for the Annual Meeting. As a stockholder, your participation in the affairs of Sonendo is important, regardless of the number of shares you hold. Therefore, whether or not you are able to attend the Annual Meeting, please vote your shares as soon as possible by following the instructions provided in the Notice of Internet Availability or, if you hold your shares through a bank, broker or other financial intermediary, by following the instructions provided by the financial intermediary. If you decide to attend the Annual Meeting, you will be able to vote at the meeting even if you have previously voted.

Our Notice of 2024 Annual Meeting of Stockholders, proxy statement for the Annual Meeting, and 2023 Annual Report on Form 10-K are available at www.proxydocs.com/SONX. On April 29, 2024, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

On behalf of the board of directors, we would like to express our appreciation for your continued interest in the affairs of Sonendo.

Sincerely yours,

Bjarne Bergheim

President and Chief Executive Officer

Anthony P. Bihl III

Chairman of the Board of Directors

26061 Merit Circle, Suite 102, Laguna Hills, CA 92653

TEL: (949) 766-3636

http:// www.sonendo.com

SONENDO, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”)

TIME	1:30 p.m. Pacific Time (PT) on Monday, June 10, 2024.

LOCATION	The Annual Meeting will be held by means of remote communication via a live webcast accessible at www.proxydocs.com/SONX. You can attend the Annual Meeting online, vote your shares during the online meeting and submit questions for consideration prior to the online meeting. To be admitted to the Annual Meeting’s live webcast, you must register at www.proxydocs.com/SONX by 2:00 p.m. Pacific Time on June 8, 2024, as described in the Notice of Internet Availability of Proxy Materials (“Notice”), your proxy card, or the instructions that accompanied your proxy materials. As part of the registration process, you must enter the Control Number shown on your Notice, proxy card, or instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

ITEMS OF BUSINESS	1. To elect two Class III directors. 2. To ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.  To adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from 1:10 to 1:200, at the discretion of our board of directors at any time prior to our next year’s annual meeting of stockholders, with the exact ratio to be determined by our board of directors without further approval or authorization of our stockholders.

4. To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on Thursday, April 11, 2024.

ANNUAL REPORT	Our 2023 Annual Report on Form 10-K is a part of our proxy materials being made available to you.

We are utilizing a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

In the unlikely event that, for any reason, we are unable to convene the Annual Meeting or if, after being convened, the meeting is interrupted and cannot be continued, including due to loss of Internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or on the meeting website, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above (www.proxydocs.com/SONX). In the event of such an adjournment, no further notice of the date and time of the reconvened meeting will be given. The instructions described in the accompanying proxy statement for accessing, participating in, and voting at the original meeting will apply to any such reconvened meeting.

By Order of the Board of Directors

Chris Guo

Interim Chief Financial Officer

April 29, 2024

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2024 ANNUAL MEETING OF STOCKHOLDERS	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
The Board of Directors	7
Family Relationships	9
Board of Directors Leadership Structure	9
Director Independence	9
Director Qualifications and Board Diversity	10
Board of Director’s Role in Risk Oversight	10
Committees of the Board of Directors	11
Meetings and Attendance	12
Corporate Governance Guidelines	13
Code of Ethics	13
Securities Hedging	13
Communications with the Board of Directors	13
EXECUTIVE OFFICERS	14
EXECUTIVE AND DIRECTOR COMPENSATION	15
Summary Compensation Table (2023 and 2022)	15
Narrative to Summary Compensation Table	16
Outstanding Equity Awards at 2023 Fiscal Year-End	17
Executive Compensation Arrangements	18
Equity Incentive Plans	20
2021 Employee Stock Purchase Plan	23
2023 Employment Inducement Incentive Award Plan	25
Director Compensation	26
2023 Director Compensation Table	27
Compensation Committee Interlocks	28
PROPOSAL 1 ELECTION OF CLASS III DIRECTORS	29
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
PROPOSAL 3 ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM 1:10 TO 1:200 , AT THE DISCRETION OF OUR BOARD OF DIRECTORS AT ANY TIME PRIOR TO OUR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS, WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.	31
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
REPORT OF THE AUDIT COMMITTEE	39
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41
OWNERSHIP OF THE COMPANY	44
EQUITY COMPENSATION PLAN INFORMATION	46
OTHER MATTERS	47
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47
HOUSEHOLDING OF PROXY MATERIALS	47
THE COMPANY’S WEBSITE	47
THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE	47
ANNUAL REPORT AND OTHER SEC FILINGS	47
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS	49

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Q:	When and where is the 2024 Annual Meeting of Stockholders?

A:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Sonendo, Inc. (“Sonendo,” the “Company,” “we,” “our” or “us,” as the context requires) will be held on Monday, June 10, 2024, at 1:30 p.m. Pacific Time (PT).

The Annual Meeting will be held by means of remote communication via a live webcast accessible at www.proxydocs.com/SONX. You can attend the Annual Meeting online, vote your shares during the online meeting and submit questions for consideration prior to the online meeting. To be admitted to the Annual Meeting’s live webcast, you must register at www.proxydocs.com/SONX by 2:00 p.m. Pacific Time on June 8, 2024, as described in the Notice of Internet Availability of Proxy Materials (“Notice”), your proxy card, or the instructions that accompanied your proxy materials. As part of the registration process, you must enter the Control Number shown on your Notice, proxy card, or the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

In the unlikely event that, for any reason, we are unable to convene the Annual Meeting, or if, after being convened, the meeting is interrupted and cannot be continued, including due to loss of Internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or on the meeting website, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above (www.proxydocs.com/SONX). In the event of such an adjournment, no further notice of the date and time of the reconvened meeting will be given. The instructions described in the accompanying proxy statement for accessing, participating in, and voting at the original meeting will apply to any such reconvened meeting.

Q:	Why is the Company providing these proxy materials?

A:

The board of directors is soliciting proxies on behalf of the Company to be voted at the Annual Meeting, including any postponements or adjournments thereof. When we ask for your proxy, we must provide you with a proxy statement and other proxy materials that contain certain information specified by law and other information.

Q:	What proxy materials are being made available to stockholders?

A:

The proxy materials consist of: (1) the Notice; (2) this proxy statement for the Annual Meeting; and (3) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”).

If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:

We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.

Q:	When were the proxy materials first sent or made available to stockholders?

A:

The Notice was first mailed to stockholders on or about April 29, 2024. Once the Notice is received, stockholders have the option of: (1) accessing the proxy materials, including instructions on how to vote, online or by phone; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

Q:	How can I access the proxy materials over the Internet?

A:

The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of the proxy materials is available at www.proxydocs.com/SONX.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are three matters on which a vote is scheduled at the Annual Meeting:

•	The election of two Class III directors (Proposal 1);

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); and

•

The adoption and approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from 1:10 to 1:200, at the discretion of our board of directors at any time prior to our next year’s annual meeting of stockholders, with the exact ratio to be determined by our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split”) (Proposal 3).

We will also consider and vote upon any other business properly brought before the Annual Meeting and any postponements or adjournments thereof.

Q:	What are the board of directors’ voting recommendations?

A:	The board of directors recommends that you vote your shares:

•	FOR the election of the Class III directors (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2); and

•	FOR the Reverse Stock Split (Proposal 3).

Q:	What shares may I vote?

A:	You may vote all shares of common stock, par value $0.001 per share, of the Company that you owned as of the close of business on Thursday, April 11, 2024 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary.

Each share of common stock is entitled to one vote. On the Record Date, there were approximately 70,449,873 shares of our common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record

If your shares are registered directly in your name with Sonendo’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Sonendo or to vote your shares in person at the Annual Meeting.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

Q:	How can I attend the Annual Meeting?

A:	The Annual Meeting will be accessible through the Internet via a live webcast.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live webcast, you must register at www.proxydocs.com/SONX by 2:00 p.m. Pacific Time on June 8, 2024 (the “Registration Deadline”), as described in the Notice, your proxy card, or the instructions that accompanied your proxy materials. As part of the registration process, you must enter the Control Number shown on your Notice, proxy card, or the instructions that accompanied your proxy materials. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Q:	How can I vote my shares at the Annual Meeting?

A:

In order to attend and vote at the virtual Annual Meeting via the Internet, stockholders must register in advance at www.proxydocs.com/SONX prior to the deadline of 2:00 p.m. Pacific Time on June 8, 2024. As part of the registration process, you must enter the Control Number shown on your Notice, proxy card, or the instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the Annual Meeting. Approximately one hour prior to the start of the Annual Meeting, you will receive an additional email, including a unique link that will allow you access to the meeting. Please be sure to follow the instructions that will be delivered to you via email after completing the registration. If you encounter any difficulties accessing the virtual meeting, please call the technical support number provided in the instructions.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the Notice so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold your shares directly, you may vote by granting a proxy through one of the following methods:

On the Internet—You may vote at www.proxypush.com/SONX 24 hours a day, seven days a week. Have your Notice, your proxy card, or the instructions that accompanied your proxy materials and enter the Control Number to submit your vote via the website. When you vote by proxy via the Internet prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

By Telephone—You may vote using a touch-tone telephone by calling 866-987-9012 24 hours a day, seven days a week. Have your Notice, your proxy card, or the instructions that accompanied your proxy materials when you call and enter the Control Number when prompted to submit your vote. For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

By Mail—If you have requested and received the proxy materials in printed form, you may vote using your proxy card by completing, signing, dating, and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

If you are the beneficial owner of shares held in street name, you may instruct your bank, broker, or other financial intermediary to vote your shares by following the instructions provided by your bank, broker or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.

Q:	May I change or revoke my vote?

A:

Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting. If you hold your shares directly, you must (a) file with our Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy by telephone, on the Internet, or by mail, or vote your shares in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to our Corporate Secretary before the Annual Meeting, or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or other financial intermediary, or by following the instructions that accompanied your proxy materials. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until 8:59 p.m. Pacific Time (PT) on June 9, 2024.

Q:	How are votes counted?

A:

In the election of directors, you may vote “FOR THE NOMINEE” or “WITHHOLD AUTHORITY FOR THE NOMINEE.” Votes that are withheld will not be included in the vote tally for the election of the Class III directors (Proposal 1) and will not affect the results of that vote.

On the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) and the proposal for the approval of the Reverse Stock Split (Proposal 3), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the persons named as proxies by our board of directors, Bjarne Bergheim and Chris Guo (the “Named Proxies”), will vote your shares in accordance with the recommendations of the board of directors.

If you are a beneficial owner and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2) or the approval of the Reverse Stock Split (Proposal 3). Your broker does not have discretionary authority to vote your shares in the election of the Class III directors (Proposal 1). See “What is a broker non-vote?” below for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, we may adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of the Class III directors (Proposal 1), the nominees for director who receives the highest number of votes “FOR” their election will be elected as Class III directors. This is called a plurality vote.

Approval of the ratification of our independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).

Approval of the Reverse Stock Split (Proposal 3) will require the affirmative vote of the majority of the voting power of the outstanding shares of our common stock.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:	If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum.

Abstentions will not be counted as votes cast and, therefore, they will have no effect on the outcome in the election of the Class III directors (Proposal 1) or the ratification of our independent registered public accounting firm (Proposal 2). Abstentions will have the effect of votes cast against the approval of the Reverse Stock Split (Proposal 3) because it requires the affirmative vote of the majority of the voting power of the outstanding shares of our common stock.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2) and the approval of the Reverse Stock Split (Proposal 3). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of the Class III directors (Proposal 1). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposal 1.

Q:	Will I have dissenters’ rights?

A:

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation (“Certificate of Incorporation”) or our amended and restated bylaws (“Bylaws”) to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy card or voting instruction card?

A:

It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card or voting instruction card (if you have requested and received paper copies of this proxy statement and a proxy card or voting instruction card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 49.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our business and affairs are managed under the direction of the board of directors. Our board of directors currently consists of six members. Immediately following the Annual Meeting, the size of the board of directors will be reduced to five members, subject to any new member identified by the board of directors.

In accordance with our Certificate of Incorporation, our board of directors is divided into three classes of directors with staggered three-year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among the three classes as follows:

•	Class I director—Raj Pudipeddi, with a term expiring at the annual meeting of stockholders to be held in 2025;

•	Class II directors—Bjarne Bergheim and Olav Bergheim, with terms expiring at the annual meeting of stockholders to be held in 2026; and

•	Class III directors—Anthony P. Bihl III, Carolyn Beaver and Sadie Stern, with terms expiring at the Annual Meeting.

Biographical information with respect to the Class III director nominees and our other directors is provided below.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Raj Pudipeddi	Class I Director	51	2021
Bjarne Bergheim	Class II Director	50	2008
Olav Bergheim	Class II Director	73	2006
Anthony P. Bihl III	Chair and Class III Director	67	2020
Carolyn Beaver	Class III Director	66	2021
Sadie M. Stern	Class III Director	49	2021

Class III Director Nominees

Anthony P. Bihl III has served as a member of our board of directors since June 2020. Prior to joining our board of directors, Mr. Bihl served as Chief Executive Officer and a member of the board of managers of Bioventus,

LLC from December 2013 to April 2020, and as Interim CEO and member of the Board of Directors from April 2023 thru December 2023. From June 2011 through June 2012, Mr. Bihl was Group President of American Medical Systems (“AMS”), a subsidiary of Endo Pharmaceuticals. Mr. Bihl was President, Chief Executive Officer and a director of AMS from April 2008 until Endo acquired AMS in June 2011. Mr. Bihl also served as Chief Executive Officer of the Diagnostics Division of Siemens Medical Solutions from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Mr. Bihl is currently Chairman of the board of directors of Spectral Medical, Inc., a publicly traded Canadian company and has served as a member of the board of directors of Spectral Medical, Inc. since April 2008. In addition, Mr. Bihl has served on the board of directors of Meridian Bioscience Inc. from July 2020 through January 2023 when the company was sold to a third party. From March 2016 to May 2020, Mr. Bihl served as a member of the board of directors of Nuvectra Corporation and, prior to March 2016, served on the board of directors of Integer Holdings Corporation before it spun off Nuvectra. In addition to the foregoing, Mr. Bihl has also served on the board of directors of several privately held companies, and the Arthritis Foundation. Mr. Bihl received a B.S. in business administration from the Pennsylvania State University. We believe that Mr. Bihl is qualified to serve on our board of directors due to his extensive experience in finance, operations and business unit leadership across the global medical device market and his experience serving on the board of directors of other companies.

Carolyn Beaver has served as a member of our board of directors since October 2021. Ms. Beaver has served as a director and member of the audit committee of MaxLinear, Inc. since December 2018 and as the chair of its audit committee since February 2021, and as a director and chair of the audit committee and member of the compensation and nominating and governance committees of MediciNova, Inc. since October 2020. Ms. Beaver served as a director of Organovo Holdings, Inc. from February 2019 to September 2020, where she chaired the audit committee and was a member of the nominating and corporate governance committee from September 2019 to September 2020. Ms. Beaver was a director of Commerce National Bank, Newport Beach, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver previously held several positions at Sequenom Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. In addition, Ms. Beaver previously served as Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. Ms. Beaver received a B.S. in business administration from California State Polytechnic University, Pomona. We believe Ms. Beaver’s extensive financial and accounting experience, as well as her role as a member of the board for multiple healthcare and technology companies qualify her to serve on our board of directors.

Departing Directors

Sadie M. Stern has served on our board of directors since October 2021. Ms. Stern has served as Executive Vice President and Chief Human Resources Officer at DexCom, Inc. since September 2020. From October 2017 to September 2020, Ms. Stern was employed by 3D Systems Corporation, most recently as Executive Vice President, People and Culture. From January 2012 until October 2017, Ms. Stern served as Senior Director, Human Resources of Qualcomm Inc. Ms. Stern previously worked at LG Electronics and The Walt Disney Company. Ms. Stern received a B.A. in English from San Diego State University and an M.A. in higher education from the University of Denver. We believe Ms. Stern’s extensive experience in human resources and leadership qualify her to serve on our board of directors. Ms. Stern informed the Company that she will not stand for reelection to the board of directors. Ms. Stern will step down as a member of the board of directors upon the expiration of her term at the annual meeting.

Continuing Directors

Class I Director

Raj Pudipeddi has served on our board of directors since December 2021. Mr. Pudipeddi currently serves as Chief Marketing Officer, Executive Vice President and Managing Director, Asia Pacific for Align Technology, Inc., a leading global medical device company and manufacturer of the Invisalign® system. Mr. Pudipeddi joined Align Technology, Inc. in February 2019 as Senior Vice President and Chief Marketing Officer. From February 2017 to May 2018, Mr. Pudipeddi was the Director, Consumer Business and Chief Marketing Officer at Bharti Airtel, an Indian telecom services provider. Prior to Bharti Airtel, Mr. Pudipeddi spent about 22 years at Procter & Gamble, where he served in a number of leadership roles across businesses in the North American, Asia Pacific and Latin American regions, including as Vice President, North America, Oral Care. We believe that Mr. Pudipeddi is qualified to serve on our board of directors due to his extensive experience in operations and business unit leadership across multiple industries and in the dental industry.

Class II Directors

Bjarne Bergheim has served as our Chief Executive Officer and President and as a member of our board of directors since 2008. Mr. Bergheim was our first employee and previously served as our Chief Operating Officer from 2006 to 2008. Prior to joining us, Mr. Bergheim was a co-founder and a member of the management team of Fjord Ventures, LLC, a life science accelerator located in Laguna Hills, California focused on building and operating companies in the medical device, diagnostic and biopharmaceutical sectors. Previously, Mr. Bergheim was the first employee of 3F Therapeutics, Inc., which was acquired by ATS Medical and later by Medtronic, Inc. At 3F Therapeutics, Inc., Mr. Bergheim was responsible for building the research and development organization and also invented one of the trans-apical heart-valve delivery platforms. Mr. Bergheim received a B.S. in mechanical engineering from the University of California, Irvine, and an M.S. in mechanical engineering from the California Institute of Technology. Mr. Bergheim also studied cardiovascular and biomedical engineering at NTNU, Norway in collaboration with Stanford University and California Institute of Technology. We believe Mr. Bergheim’s extensive management experience in the medical device industry, and his understanding of our business, operations and strategy qualify him to serve as our Chief Executive Officer and on our board of directors.

Olav Bergheim has served as a member of our board of directors since he co-founded our company in June 2006. Mr. Bergheim has over 30 years of experience in creating and managing life science companies. In addition to co-founding our company, he is a founder of Volcano Corporation, 3F Therapeutics (acquired by Medtronic), Glaukos Corporation, Vessix Corporaton, Adagio Medical, Inc., YAP Therapeutics, Inc., Anaxiom Corporation, Kato Pharmaceutical, Inc., Otello Medical, Inc., Prelude Corporation and Metronom Health, Inc. Mr. Bergheim is also the founder and principal partner of Fjord Ventures LLC, a life science accelerator located in Laguna Hills, California. Prior to starting Fjord Ventures in 2005, Mr. Bergheim spent 10 years at Domain Associates LLC as a company creator and general partner. Prior to Domain, Mr. Bergheim served as a Corporate Vice President of Baxter Healthcare, where he spent 18 years in leadership and operating roles at U.S. and international locations. Mr. Bergheim previously served on the board of directors of Glaukos Corporation from 1999 to 2016, Volcano Corporation from 1999 to 2009 and Vessix Corporation from 2006 to 2012. Mr. Bergheim also serves and has served on the board of directors for several privately held companies, including Metronom Health, Inc., Prelude Corporation, Adagio Medical, Inc., Kato Pharmaceuticals, Inc., Anaxiom Corporation, Otello Medical, Inc. and YAP Therapeutics, Inc. Mr. Bergheim received a B.S. and an M.S. in pharmacy from the University of Oslo and completed the Executive M.B.A. program at the University of Virginia’s Darden School of Business. We believe Mr. Bergheim’s role as a founder of our company, combined with his more than 30 years of experience in founding and managing life science companies qualify him to serve on our board of directors.

Family Relationships

Olav Bergheim is the father of Bjarne Bergheim. There are no other family relationships among any of our directors, director nominees or executive officers.

Board of Directors Leadership Structure

The roles of Chairman of the board of directors and Chief Executive Officer are held separately. Our board of directors has determined its leadership structure is appropriate and effective for us at this time, given our stage of development.

Director Independence

The Company determines the independence of directors under the rules and regulations of the SEC and the corporate governance rules of the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, a listed company’s board of directors must be comprised of a majority of independent directors. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. While our common stock has been suspended from trading on the NYSE and may be delisted from the NYSE, we believe NYSE rules represent corporate governance best practices. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Carolyn Beaver, Anthony P. Bihl III, Raj Pudipeddi and Sadie Stern are “independent directors” as defined under the applicable rules and regulations of the SEC and NYSE, representing four of our six directors. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Director Qualifications and Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company

•	the candidate’s experience as a board member of another publicly held company;

•	the candidate’s professional and academic experience relevant to our industry;

•	the strength of the candidate’s leadership skills;

•	the candidate’s experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at board of director meetings and committee meetings, if applicable; and

•	the candidate’s geographic background, gender, age and ethnicity.

In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Board of Director’s Role in Risk Oversight

Our board of directors has extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight primarily through our board committees.

Our audit committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. Our audit committee also oversees the management of financial and cybersecurity risks and potential conflicts of interest.

Our compensation committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements.

The nominating and corporate governance committee manages risks associated with the Company’s corporate governance framework and oversees our efforts with regard to environmental and social matters and associated risks.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors plays an active role in overseeing management of our risks and is regularly informed through committee reports about such risks. The board of directors regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.

Committees of the Board of Directors

Our board of directors has the following committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. Each committee operates under its own written charter. The committee charters are each available on the investor section of our website at www.sonendo.com. From time to time, our board of directors may also establish any other committees that it deems necessary or desirable.

Audit Committee. We have an audit committee consisting of Carolyn Beaver, as chair, Raj Pudipeddi, and Anthony P. Bihl III. Each of our audit committee members is independent under Rule 10A-3 of the Exchange Act. Carolyn Beaver qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. The audit committee appoints and reviews the qualifications and independence of our independent registered public accounting firm, prepares audit committee reports to be included in proxy statements filed under SEC rules and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, the quality and integrity of our financial statements and investigations into matters related to audit functions. The audit committee is also responsible for overseeing risk management on behalf of our board of directors. See “Board of Director’s Role in Risk Oversight.”

Compensation Committee. We have a compensation committee consisting of Sadie Stern, as chair, Carolyn Beaver and Anthony P. Bihl III. Each of our compensation committee members is independent under applicable SEC rules. The principal responsibilities of the compensation committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements, prepare compensation committee reports to be included in proxy statements filed under SEC rules (when required) and authorize our Company to enter into employment and other employee related agreements. To design a competitive executive compensation program that will continue to attract, motivate, retain and reward top executive talent and reflect our compensation philosophy, the compensation committee has retained Compensia as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our executive compensation program. The compensation committee has evaluated Compensia’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Compensia does not have any conflicts of interest in advising the compensation committee. Compensia did not provide any other services to the Company in 2023.

Nominating and Corporate Governance Committee. We have a nominating and corporate governance committee consisting of Anthony P. Bihl III, as chair, Raj Pudipeddi and Sadie Stern. Each of our nominating and corporate governance committee members is independent under applicable NYSE listing standards. The nominating and corporate governance committee assists our board of directors in identifying individuals qualified to become board members, consistent with criteria approved by our board of directors, makes recommendations for nominees for committees, oversees the evaluation of the board of directors and management and develops, recommends to the board of directors and reviews our corporate governance principles.

Director Nominations

Director nominees are considered by our nominating and corporate governance committee on a case-by-case basis. A candidate for election to our board of directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. See “Director Qualifications and Board Diversity” above for other qualifications considered by our nominating and corporate governance committee.

The nominating and corporate governance committee will consider these criteria for nominees identified by the nominating and corporate governance committee or the board of directors, by stockholders, or through other sources. When current directors are considered for nomination for reelection, the nominating and corporate governance committee will take into consideration their prior contributions and performance as well as the composition of our board of directors as a whole, including whether the board of directors reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The nominating and corporate governance committee will make a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the nominating and corporate governance committee will determine which nominee(s) to submit for election. The nominating and corporate governance committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

It is our nominating and corporate governance committee’s responsibility to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our Certificate of Incorporation and our Bylaws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Corporate Secretary of the Company by no later than the close of business on the 90th day, nor earlier than the close of business of the 120th day in advance of the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth all of the information required by the Company’s Bylaws.

Meetings and Attendance

In 2023, the board of directors held 12 meetings, the audit committee held four meetings, and the compensation committee held five meetings The nominating and corporate governance committee did not meet in 2023. Each director who served as a director during 2023 participated in all of the meetings of the board of directors and of the committees on which he or she served during the year ended December 31, 2023 (during the period that such director served).

At each regular meeting of the board of directors, the independent directors meet in private without members of management.

While the Company has no written policy regarding director attendance at the Annual Meeting, we encourage all of our directors to attend the Annual Meeting. All of our directors attended our 2023 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The board of directors and management are committed to effective corporate governance practices. Our corporate governance guidelines describe the governance principles and procedures by which the board of directors functions. Our corporate governance guidelines are available on the investor section of our website at www.sonendo.com.

Code of Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. Our code of ethics is available on the investor section of our website at www.sonendo.com. Our code of ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. In the event that we amend or waive certain provisions of our code of ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Securities Hedging

The Company’s Insider Trading Compliance Policy prohibits officers, directors and employees from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Communications with the Board of Directors

The board of directors has not established a formal process for security holders to send communications to the board of directors and the board of directors has not deemed it necessary to establish such a process at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the board of directors. If the Company should receive a security holder communication directed to the board of directors, or to an individual director, said communication will be relayed to the board of directors or the individual director, as the case may be.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the board of directors. Our executive officers as of the date of this proxy statement are as follows:

Name	Age	Position with the Company
Bjarne Bergheim	50	President, Chief Executive Officer and Director
Roy T. Chen	58	Chief Talent Officer
Chris Guo	48	Interim Chief Financial Officer
John P. McGaugh	58	Senior Vice President, Operations

Bjarne Bergheim. For Mr. Bergheim’s biography, please see above under “The Board of Directors.”

Roy T. Chen has served as our Chief Talent Officer since January 2018. From May 2012 to December 2017, Mr. Chen served as Vice President, Human Resources of Nobel Biocare USA LLC, a division of Danaher Inc. From 2007 to 2012, Mr. Chen was Executive Vice President Human Resources for Sybron Dental Specialties, a manufacturer of dental and medical products. Mr. Chen also worked at Johnson & Johnson for 16 years in a variety of Operations, Commercial and Human Resources roles. Mr. Chen received a B.A. in economics from Rutgers University, a B.S. in industrial engineering from Rutgers College of engineering and an M.S. in technology management from Stevens Institute of Technology.

Chris Guo has served as our Interim Chief Financial Officer since March 2024 and previously Vice President Finance and Corporate Controller since July 2021. Prior to joining the Company at that time, Mr. Guo served as Vice President of Accounting for Evolus, Inc. (NASDAQ: EOLS) from November 2018 to July 2021, and Director of Financial Reporting for Amphatsar Pharmaceuticals, Inc. (NASDAQ: AMPH) from June 2016 to November 2018. Prior to Amphastar, Mr. Guo was employed by Ernst & Young from 2005 to 2012 and 2013 to 2015 and the Public Company Accounting Oversight Board from 2015 to 2016. Mr. Guo is a Certified Public Accountant and received a Master of Accountancy from the University of Oklahoma.

John P. McGaugh has served as our Senior Vice President, Operations since March 2024 and previously Vice President of Operations since May 2023. From July 2019 to May 2023, Mr. McGaugh served as a multi-site operational leader for Abbott Vascular. In addition to his experience at Abbott Mr. McGaugh served as Senior Director Operation of Boston Scientific from August 2015 to July 2019. Mr. McGaugh received a B.S. in Marketing from San Francisco State University, and an M.B.A. in Operations & Supply Chain Management from Golden Gate University, Ageno School of Business.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table (2023 and 2022)” below. For 2023, our “named executive officers” and their positions were as follows:

•	Bjarne Bergheim, Chief Executive Officer

•	Michael Watts, Chief Financial Officer

•	Michael Smith, Chief Commercial Officer

•	Roy T. Chen, Chief Talent Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table (2023 and 2022)

The following table sets forth information concerning the compensation of our named executive officers for the prior fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Bjarne Bergheim	2023	474,100	—	1,794,809	—	137,632	8,950	(4)	2,415,492
Chief Executive Officer	2022	423,078	—	2,091,759	2,979,858	85,800	4,103	(4)	5,584,598
Michael Smith (8)	2023	348,318	—	751,898	—	—	3,974	(5)	1,104,190
Chief Commercial Officer	2022	350,962	—	1,166,075	2,475,517	52,195	3,650	(5)	4,048,399
Michael Watts (9)	2023	345,161	—	611,962	—	75,081	4,013	(6)	1,036,217
Chief Financial Officer
Roy Chen	2023	286,644	—	353,669	—	56,242	2,745	(7)	699,300
Chief Talent Officer

(1)	Amounts represent salary earned by the named executive officers.
(2)

Amount represents the aggregate grant date fair value of restricted stock units (“RSUs”) granted to the named executive officers during 2023, calculated in accordance with ASC Topic 718. The grant date fair value for the RSU awards are calculated based on the closing stock price on the date of grant.

(3)

Amounts for 2022 represent the incremental fair value of options that were repriced on December 22, 2022 (the “repricing date”), computed as of the repricing date in accordance with FASB ASC Topic 718.

(4)	Amount represents employer matching contributions under our 401(k) plan ($3,269 in 2023 and $3,050 in 2022), and Mr. Bergheim’s cell phone allowance ($5,681 in 2023 and $1,053 in 2022).
(5)	Amount represents employer matching contributions under our 401(k) plan ($3,422 in 2023 and $3,050 in 2022), and Mr. Smith’s cell phone allowance ($552 in 2023 and $600 in 2022).
(6)	Amount represents employer matching contributions under our 401(k) plan ($3,413 in 2023), and Mr. Watts’s cell phone allowance ($600 in 2023).
(7)	Amount represents employer matching contributions under our 401(k) plan ($1,545 in 2023), and Mr. Chen’s cell phone allowance ($1,200 in 2023).
(8)	Michael Smith resigned as Chief Commercial Officer effective December 1, 2023.

(9)	Michael Watts resigned as Chief Financial Officer effective March 15, 2024.

Narrative to Summary Compensation Table

2023 Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In 2023, Mr. Bergheim was entitled to receive $506,000 annually, Mr. Smith was entitled to receive $401,500 annually, Mr. Watts was entitled to receive $401,500 annually, and Mr. Chen was entitled to receive $300,760.

Effective March 1, 2024, the 2024 base salaries for Messrs. Bergheim and Chen are $521,180 and $309,783, respectively.

2023 Bonuses

The named executive officers were eligible to earn a cash incentive bonus based upon the achievement of pre-determined performance goals of the Company for 2023, including goals related to revenue, EBITDA, gross margin and milestone project completion (weighted 50%, 10%, 20% and 20%, respectively). For 2023, the target bonuses for Messrs. Bergheim, Smith, Watts and Chen were 75%, 55%, 55% and 55%, respectively, of base salary. Under the 2023 bonus program, participants were eligible to receive up to 200% of the participant’s target bonus opportunity.

Based on actual results as compared to the targets, our board of directors approved bonus payouts under the 2023 bonus program equal to 34% of target. The actual annual cash bonuses awarded to each named executive officer for 2023 performance are set forth above in the Summary Compensation Table (2023 and 2022) in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

We have historically granted stock options and RSUs to our employees, including our named executive officers, under our 2021 Incentive Award Plan, 2017 Stock Incentive Plan and our 2007 Stock Plan, which we refer to as the 2021 Plan, 2017 Plan and 2007 Plan (as defined below), respectively. With the adoption of our 2021 Plan, we no longer grant awards under our 2017 Plan and 2007 Plan.

Each of our named executive officers received an RSU award on March 25, 2022. The RSUs vest in 16 equal quarterly installments beginning on March 25, 2022, subject to the recipient’s continued employment with us through the vesting date.

The following table sets forth the number of RSUs granted to our named executive officers during 2023.

Named Executive Officer	2023 RSUs Granted
Bjarne Bergheim	1,087,763
Michael Smith	455,696
Michael Watts	370,886
Roy Chen	214,345

Other Elements of Compensation

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, we may make discretionary matching contributions equal to a percentage of the participants’ contributions up to a specified amount. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits

During their employment, our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental, vision, life, short- and long-term disability insurance benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Tax Gross-Ups

We generally do not make gross-up payments to cover our named executive officers’ taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Clawback Policy

Effective October 2, 2023, we adopted an executive officer incentive compensation clawback policy that may be applied in the event of a material financial restatement. This policy supersedes terms stated in prior executive employment or compensation agreements. Specifically, in the event of an accounting restatement, we must recover, reasonably promptly, erroneously awarded compensation in amounts determined pursuant to the policy. Compensation that may be recoverable under the policy includes cash or equity incentive compensation, and the amount of compensation that may be impacted by the clawback policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated on the updated financials. Recovery under the policy with respect to an executive officer will not require the finding of any misconduct by such executive officer or such executive officer being found responsible for an accounting restatement. Our Clawback Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

			Option Awards				Restricted Stock Unit Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(8)
Bjarne Bergheim	2/14/2014	1/1/2014	26,438(1)(2)		1.10	2/13/2024
	9/8/2017	9/30/2014	124,383(1)(2)(3)		4.02	10/22/2024
	12/2/2022	6/6/2017	106,022(1)(2)(3)(6)		2.34	6/5/2027
	12/2/2022	9/18/2018	174,721(1)(2)(6)		2.34	9/17/2028
	12/2/2022	3/17/2020	187,695(1)(4)(6)	12,513	2.34	3/16/2030
	12/2/2022	10/28/2021	69,851(5)(6)	69,850	2.34	10/27/2031

			Option Awards				Restricted Stock Unit Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(8)
	11/2/2021	11/2/2021					48,583	10,202
	3/25/2022	3/25/2022					272,996	57,329
	3/14/2023	3/14/2023					883,807	185,599
Michael Smith	12/2/2022	6/22/2021	129,110(1)(6)(7)		2.34	6/21/2031
	12/2/2022	10/28/2021	33,308(5)(6)		2.34	10/27/2031
Michael Watts	11/2/2021	11/2/2021					25,200	5,292
	3/25/2022	3/25/2022					99,506	20,896
	3/14/2023	3/14/2023					301,345	63,282
	12/2/2022	3/17/2020	38,631(1)(4)(6)	2,574	2.34	3/16/2030
	12/2/2022	10/28/2021	36,231(5)(6)	36,231	2.34	10/27/2031
	12/2/2022	12/12/2017	133,519(2)(6)		2.34	12/11/2027
Roy Chen	12/2/2022	3/17/2020	35,959(1)(4)(6)	2,397	2.34	3/16/2030
	12/2/2022	10/28/2021	17,972(5)(6)	17,972	2.34	10/27/2031
	12/2/2022	3/13/2018	55,578(1)(2)(6)	—	2.34	3/12/2028
	11/2/2021	11/2/2021					12,500	2,625
	3/25/2022	3/25/2022					52,679	11,063
	3/14/2023	3/14/2023					174,155	36,573

(1)

These options are early-exercisable, meaning that they can be exercised before they vest subject to the same vesting provisions. The options in this column represent both vested and unvested options. For a description of the options, please see the section titled “Narrative to Summary Compensation Table—Equity Compensation” above.

(2)	These options are fully vested.
(3)	These options were repriced in September 2017 to reduce the exercise price per share for each option to $4.02.
(4)

The option was originally granted on March 17, 2020, and vests in 48 equal monthly installments beginning March 17, 2020, subject to the reporting person’s continued provision of service to the issuer on each vesting date.

(5)

The option was originally granted on October 28, 2021, and vests in 16 equal quarterly installments beginning October 28, 2021, subject to the reporting person’s continued provision of service to the issuer on each vesting date.

(6)	These options were repriced in December 2022 to reduce the exercise price per share for each option to $2.34.
(7)

The option was originally granted on June 22, 2021, and vested as to 25% of the underlying shares of Common Stock on June 21, 2022 and with respect to the remaining shares in 36 equal monthly installments thereafter, subject to the reporting person’s continued provision of service to the issuer on each vesting date.

(8)	Based on the closing market price of our common stock on December 31, 2023, which was $0.21 per share.

Executive Compensation Arrangements

Bjarne Bergheim

Mr. Bergheim is employed pursuant to an employment offer letter entered into with us in connection with his hiring as our President and Chief Executive Officer as of July 1, 2012. Mr. Bergheim’s offer letter provides for an annual base salary and cash incentive bonus opportunity, eligibility to receive a grant of stock options, and participation in our standard benefit plans. Mr. Bergheim’s offer letter has no fixed term.

Michael Watts

Mr. Watts was employed pursuant to an employment offer letter entered into with us in connection with his hiring as our Chief Operating Officer, effective as of November 6, 2017. Mr. Watts’ offer letter provides for an annual base salary and cash incentive bonus opportunity, eligibility to receive a grant of stock options, and participation in our standard benefit plans. Mr. Watts resigned in March 2024.

Roy Chen

Mr. Chen is employed pursuant to an employment offer letter entered into with us in connection with his hiring as our Chief Talent Officer as of December 31, 2017. Mr. Chen’s offer letter provides for an annual base salary and cash incentive bonus opportunity, eligibility to receive a grant of stock options, and participation in our standard benefit plans. Mr. Chen’s offer letter has no fixed term.

Michael Smith

Mr. Smith is employed pursuant to an employment offer letter entered into with us in connection with his hiring as our Chief Commercial Officer, effective as of June 21, 2021. Mr. Smith’s offer letter provides for an annual base salary and cash incentive bonus opportunity, eligibility to receive a grant of stock options, and participation in our standard benefit plans. Mr. Smith resigned in December 2023.

Executive Severance Plan

The Severance Plan, which became effective upon the closing of our initial public offering which closed on November 2, 2021 (our “IPO”), provides certain of our executives, including our named executive officers, eligibility to receive certain severance payments and benefits upon a qualifying termination with us. The payments and benefits provided pursuant to the Severance Plan supersede any pre-existing severance benefits to which the individual was previously entitled, including those provided pursuant to any employment agreement with us.

In the event of a termination of the executive’s employment by us without “cause” or by the executive for “good reason” (each, as defined in the Severance Plan), the executive would be eligible to receive the following severance payments and benefits:

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With respect to Mr. Bergheim: (i) 12 months of the executive’s annual base salary in effect immediately prior to the qualifying termination, paid in a single lump sum within 60 days following such termination, (ii) the executive’s target cash performance bonus for the year in which the termination occurs, based on the date of the termination and paid in a single lump sum within 60 days following such termination, and (iii) company-subsidized COBRA premiums for up to 12 months.

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With respect to Messrs. Watts, Smith and Chen: (i) six months of the executive’s annual base salary in effect immediately prior to the qualifying termination, paid in a single lump sum within 60 days following such termination, and (ii) company-subsidized COBRA premiums for up to six months.

In the event of a termination of the executive’s employment without “cause” or by the executive for “good reason”, in either case during the period beginning on the date of a change in control, the executive would be eligible to receive the following severance payments and benefits:

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With respect to Mr. Bergheim: (i) 2.0 times the sum of the executive’s annual base salary and target cash performance bonus, in each case in effect immediately prior to termination, paid in a single lump sum within 60 days following such termination, (ii) accelerated vesting of 100% of the number of shares subject to each time-vesting equity-based award held by the executive, and (iii) company-subsidized COBRA premiums for up to the executive’s maximum COBRA period.

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With respect to Mr. Bergheim: (i) the sum of 12 months of the executive’s annual base salary and 1.0 times the executive’s target cash performance bonus, in each case in effect immediately prior to termination, paid in a single lump sum within 60 days following such termination, (ii) accelerated vesting of 100% of the number of shares subject to each time-vesting equity-based award held by the executive, and (iii) company-subsidized COBRA premiums for up to 12 months.

All severance payments and benefits under the Severance Plan are subject to the executive’s execution and, to the extent a release of claims in favor of us at the time of the executive’s termination of employment, and the executive’s continued compliance with any applicable restrictive covenants. In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the executive by us, would subject such executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net result for the executive.

On November 17, 2023, Mr. Smith provided notice of his resignation from the Company, effective December 1, 2023, to pursue new opportunities. Due to the nature of his employment termination (not a qualifying termination), Mr. Smith will not be entitled to receive any severance payments under the Severance Plan.

On March 4, 2024, Mr. Watts provided notice of his resignation from the Company, effective March 15, 2024, to pursue new opportunities. Due to the nature of his employment termination (not a Qualifying Termination as defined in the Company’s Executive Severance Plan), Mr. Watts will not be entitled to receive any severance payments under such plan.

Equity Incentive Plans

2021 Incentive Plan

In connection with our IPO, our board of directors adopted, and our stockholders approved, the 2021 Incentive Award Plan (the “2021 Plan”), under which we may grant cash and equity incentive awards to eligible employees, consultants and directors in order to attract, motivate and retain the talent for which we compete. The material terms of the 2021 Plan are summarized below.

Eligibility and Administration. Our employees, consultants and directors, and employees, consultants, and directors of our subsidiaries, are eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our board of directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2021 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. An aggregate of 2,378,704 shares of our common stock are currently available for issuance under awards granted pursuant to the 2021 Plan, which shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. Notwithstanding anything to the contrary in the 2021 Plan, no more than 20,000,000 shares of our common stock may be issued pursuant to the exercise of incentive stock options under the 2021 Plan.

The number of shares available for issuance will be increased by (i) the number of shares which were represented by awards outstanding under our 2007 Plan or 2017 Plan (the “Prior Plans”), as of the effective date of the 2021 Plan that expire, lapse or are terminated, exchanged or settled in cash, surrendered, repurchased, cancelled without having been fully experienced or forfeited following the effective date of the 2021 Plan (not to exceed 2,147,272 shares), and (ii) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 5% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our board of directors.

If an award under the 2021 Plan or any Prior Plan expires, lapses or is terminated, exchanged for or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2021 Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the 2021 Plan or any Prior Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the 2021 Plan or any Prior Plan being exercised or purchased and/or creating the tax obligation) will become or again be available for award grants under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2021 Plan will not reduce the shares available for grant under the 2021 Plan. However, the following shares may not be used again for grant under the 2021 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the 2021 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2021 Plan. The 2021 Plan provides that, commencing with the calendar year following the calendar year in which the 2021 Plan became effective, the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed the amount equal to $500,000, increased to $1,000,000 in the fiscal year of a non-employee director’s initial service as a non-employee director.

Awards. The 2021 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, RSUs, stock appreciation rights, or SARs, and other stock or cash awards. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986 (as amended, the “Code”), which may impose additional requirements on the terms and conditions of such awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Settlement of RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Other Stock or Cash Based Awards. Other stock or cash-based awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock may be granted under the 2021 Plan. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

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Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease.

Certain Transactions. The plan administrator has broad discretion to take action under the 2021 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2021 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2021 Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2021 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. Our board of directors may amend or terminate the 2021 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2021 Plan. Stockholder approval is not required for any amendment that “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the 2021 Plan after the tenth anniversary of the earlier of the date on which our stockholders approved the 2021 Plan or the date on which our board of directors adopted the 2021 Plan.

2021 Employee Stock Purchase Plan

In connection with our IPO, our board of directors adopted, and our stockholders approved, the 2021 Employee Stock Purchase Plan (the “ESPP”). As the Plan administrator, our compensation committee determined to suspend the operation of the ESPP following the end of the offering period in June 2023, and there are no current or future scheduled offering periods. Although suspended in operation, the ESPP remains in place should the Plan administrator elect to resume its operation in the future, and the material terms of the ESPP are summarized below.

Shares Available; Administration. An aggregate of 993,199 shares of our common stock are currently available for issuance under our ESPP. The number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of: (i) 1% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by our board of directors. In no event will more than 10,000,000 shares of our common stock be available for issuance under the ESPP.

Our board of directors or a committee designated by our board of directors has authority to interpret the terms of the ESPP and determine eligibility of participants. The compensation committee is the administrator of the ESPP.

Eligibility. The plan administrator may designate certain of our subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of our company and our designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the plan administrator. However, an employee may not be granted rights to purchase stock under the ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock.

If the grant of a purchase right under the ESPP to any eligible employee who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the plan administrator in its sole discretion, such employee will not be permitted to participate in the ESPP.

Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the plan administrator prior to the relevant offering date. Directors who are not employees, as well as consultants, are not eligible to participate. Employees who choose to not participate or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

Participation in an Offering. We intend for the ESPP to qualify under Section 423 of the Code and stock will be offered under the ESPP during offering periods. The length of offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the plan administrator. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The ESPP permits participants to purchase our common stock through payroll deductions of up to 15% of their eligible compensation, unless otherwise determined by the plan administrator, which includes a participant’s gross base compensation for services to us, including overtime payments, periodic bonuses, and sales commissions, and excluding one-time bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be shares for an offering period and/or a purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).

On the first trading day of each offering period, each participant automatically will be granted an option to purchase shares of our common stock. The option will be exercised on the applicable purchase date(s) during the offering period, to the extent of the payroll deductions accumulated during the applicable purchase period. The purchase price of the shares, in the absence of a contrary determination by the plan administrator, will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date, which will be the final trading day of the applicable purchase period.

Participants may voluntarily end their participation in the ESPP at any time at least two weeks prior to the end of the applicable offering period (or such longer or shorter period specified by the plan administrator) and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Transferability. A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided in the ESPP.

Certain Transactions. In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the plan administrator may provide for (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights. Under the ESPP, a change in control has the same definition as given to such term in the 2021 Plan.

Plan Amendment; Termination. The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP must be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the ESPP in any manner that would be considered the adoption of a new plan within the meaning of Treasury regulation Section 1.423-2(c)(4), or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section  423(b) of the Code.

2023 Employment Inducement Incentive Award Plan

On March 2, 2023, our board of directors adopted the 2023 Employment Inducement Award Plan (the “Inducement Plan”), pursuant to which we may grant equity-based awards to prospective employees. The purpose of the Inducement Plan is to attract, retain and motivate prospective employees of the Company or its subsidiaries who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensation opportunities.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals who were not previously an employee or a non-employee director of the Company or any of our subsidiaries (or who had a bona fide period of non-employment with the Company and our subsidiaries) who is hired by the Company or a subsidiary.

Shares Available. An aggregate of 750,000 shares of our common stock are currently available for issuance under awards granted pursuant to the Inducement Plan. If all or any part of an award granted under the Inducement Plan expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for awards granted under the Inducement Plan. Further, shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an award and/or to satisfy any applicable tax withholding obligation with respect to an award (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will, as applicable become or again be available for award grants under the Inducement Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under the Inducement Plan and shall not be available for future grants of awards: (i) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Administration. Our compensation committee administers the Inducement Plan and is authorized to determine, among other things, the persons to whom inducement awards will be made and the terms of such awards. The plan administrator has the authority to take all actions and make all determinations under the Inducement Plan, to interpret the Inducement Plan and award agreements issued under the Inducement Plan and to adopt, amend and repeal administrative rules, guidelines and practices under the Inducement Plan as it deems advisable.

Awards. The Inducement Plan provides for the grant of nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, dividend equivalents, and other stock-based or cash-based awards. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the date of grant. The term of a stock option or SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Certain Transactions. The plan administrator has broad discretion to take action under the Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of our company (as defined in the Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. The administrator may amend, suspend or terminate the Inducement Plan at any time. The board of directors will obtain stockholder approval of any amendment to the extent necessary to comply with applicable laws. The Inducement Plan will remain in effect until terminated by the administrator.

Director Compensation

Our Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors, referred to as Eligible Directors. The Director Compensation Program consists of the following components (paid on an annual basis):

Cash Compensation

•	Annual Retainer: $40,000

•	Non-Executive Board Chair: $35,000

•	Audit Committee Chair: $20,000

•	Audit Committee Member: $10,000

•	Compensation Committee Chair: $15,000

•	Compensation Committee Member: $7,000

•	Nominating and Governance Committee Chair: $10,000

•	Nominating and Governance Committee Member: $5,000

Annual cash retainers are paid in quarterly installments in arrears and will be for any partial calendar quarter of service.

Equity Compensation

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Initial Grant: Each Eligible Director who is elected or appointed to serve on the board of directors will be granted, on the date on which such Eligible Director is appointed or elected to serve on the board of directors, a stock option with a grant-date fair value of approximately $240,000. These initial grants will vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

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Annual Grant: An Eligible Director who has been serving on our board of directors for at least six months as of the date of the annual meeting of the Company’s stockholders each calendar year (beginning with calendar year 2022) and who continues to serve on our board through the date of such annual meeting will be granted, on such annual meeting date, a stock option with a grant-date fair value of approximately $60,000 and an RSU award with a value of approximately $60,000. Each annual grant will vest in full on the earlier to occur of (i) the first anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

Stock options granted under the Director Compensation Program have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than 10 years after the date of grant.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of the Company (as defined in the 2021 Plan) if the Eligible Director will not become a member of the board of directors of the Company or the ultimate parent of the Company as of immediately following such change in control.

2023 Director Compensation Table

Name	Fees Earned ($)	Stock Awards (1)($)	Option Awards (1)($)	All Other Compensation ($)	Total ($)
Anthony P. Bihl III	69,000	27,341	35,122	—	131,463
Olav Bergheim	40,000	27,341	35,122	—	102,463
Carolyn Beaver	60,000	27,341	35,122	—	122,463
Sadie M. Stern	60,000	27,341	35,122	—	122,463
Karen K. McGinnis (2)	57,000	27,341	35,122	—	119,463
Raj Pudipeddi	55,000	27,341	35,122	—	117,463

(1)

Amounts reflect the full grant-date fair value of RSUs or stock options, as applicable, granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU and option awards made to our directors in Note 6 to the consolidated financial statements included in the 2023 Annual Report.

(2)	Ms. McGinnis resigned effective March 31, 2024, as such her annual award was forfeited on March 31, 2024.

Each of the directors received an RSU award and stock option award on June 16, 2023. The RSUs vest in full on June 10, 2024. The options also became fully exercisable on June 10, 2024.

The table below shows the aggregate numbers of RSUs and stock options held by each non-employee director as of December 31, 2023.

Name	RSUs Outstanding	Options Outstanding
Anthony P. Bihl III	25,316	109,501
Carolyn Beaver	25,316	110,861
Sadie M. Stern	25,316	110,861
Karen K. McGinnis	25,316	110,861
Raj Pudipeddi	25,316	120,141
Olav Bergheim	25,316	82,106

Compensation Committee Interlocks

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

At the Annual Meeting, two directors will be elected by the stockholders to serve as the Class III directors until the 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified. Properly submitted proxies will be voted “FOR” the election as director of the persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Management has no reason to believe that the nominee is unable or unwilling to serve, if elected. However, in the event that he or she should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person as shall be designated by the board of directors.

Nominee for Class III Directors

The board of directors has nominated Anthony P. Bihl III and Carolyn Beaver for election as the Class III directors at the Annual Meeting. Information regarding the business experience of the Class III director nominees and their service on boards of directors of other public companies may be found under the section of this proxy statement entitled “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—The Board of Directors.”

Vote Required

The Class III director nominees who receives the highest number of votes “FOR” election by holders of our common stock that are entitled to vote at the Annual Meeting on the election of directors will be elected as the Class III directors, provided that a quorum is present. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” Anthony P. Bihl III and Carolyn Beaver as the Class III directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF ANTHONY P. BIHL III AND CAROLYN BEAVER AS THE CLASS III DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Ernst & Young LLP (“E&Y”) currently serves as the Company’s independent registered public accounting firm, and has served as the Company’s independent registered public accounting firm since 2013. The audit committee has selected E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the board of directors is asking stockholders to ratify that selection. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the audit committee, require the audit committee to appoint, retain, and oversee the Company’s independent registered public accounting firm, the board of directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of E&Y for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of E&Y, the audit committee and the board of directors will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote in favor of the selection, the audit committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of E&Y will attend the virtual Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

Approval of the ratification of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) will require the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting (excluding abstentions and broker non-votes). Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF E&Y AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL 3

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM 1:10 TO 1:200, AT THE DISCRETION OF OUR BOARD OF DIRECTORS AT ANY TIME PRIOR TO OUR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS, WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

Overview

Our board of directors has determined that it is advisable and in the best interests of the Company and its stockholders for us to amend our Certificate of Incorporation to authorize our board of directors to effect a reverse stock split (the “Certificate of Incorporation Amendment”) of our issued shares of common stock at a specific ratio, ranging from 1:10 to 1:200 (the “Approved Split Ratios”), to be determined by our board of directors without further approval or authorization of our stockholders. A vote for this Proposal 3 will constitute adoption and approval of the Certificate of Incorporation Amendment and the Reverse Stock Split that, once effected by filing the Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware, will combine between 10 to 200 shares of our issued common stock into one share of our common stock. If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our common stock issued, but will have no effect on the number of shares of common stock we are authorized to issue.

Accordingly, stockholders are asked to adopt and approve the Certificate of Incorporation Amendment set forth in Appendix A to effect the Reverse Stock Split as set forth in the Certificate of Incorporation Amendment, subject to our board of directors’ determination, in its sole discretion, whether or not to implement the Reverse Stock Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Stock Split must be effected prior to our next year’s annual meeting of stockholders. As set forth on Appendix A, by approving this Proposal 3, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Stock Split at each of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Stock Split would be effected at an Approved Split Ratio approved by our board of directors at any time prior to our next year’s annual meeting of stockholders, if at all. The Certificate of Incorporation Amendment setting forth the Approved Split Ratio approved by our board of directors will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Stock Split at the other Approved Split Ratios will be abandoned. Our board of directors reserves the right to elect to abandon the Certificate of Incorporation Amendment and the Reverse Stock Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Stock Split

As previously disclosed in our Current Report on Form 8-K filed on November 21, 2023, the Company’s common stock was suspended from trading on The New York Stock Exchange effective on November 22, 2023 and commenced trading on the OTCQX on the same date under the symbol “SONX.” The NYSE has notified the Company of its intention to apply to the SEC for delisting of the Company’s common stock, which will remove our common stock from listing and registration on the NYSE. The purpose of the Reverse Stock Split is to facilitate the listing of our common stock on The Nasdaq Capital Market or another national securities exchange by authorizing our board of directors to implement the Reverse Stock Split if necessary or appropriate to increase the trading price of our common stock to satisfy initial listing standards regarding minimum trading price described in greater detail below.

We must satisfy a variety of requirements to be accepted for listing on The Nasdaq Capital Market or another national securities exchange, including the requirement our common stock meet certain minimum price requirements. For example, before we can apply to list our common stock on The Nasdaq Capital Market, we must maintain a bid price of $4.00 or greater for a sustained period of time, but in no event for less than 30 of the most recent 60 trading days. The decrease in the number of outstanding shares and anticipated increase in the price per share of our common stock on the OTCQX resulting from the Reverse Stock Split may be necessary to meet the applicable initial listing standard regarding the minimum price of our common stock. We cannot, however, provide assurance that the Reverse Stock Split will have that effect or that the Reverse Stock Split would increase the market price for a sufficient period of time to satisfy an exchange’s minimum price requirement. A minimum price requirement is not the only listing standard that we would need to meet, and we may not meet the other listing standards. There can be no assurance that we will meet the listing standards of any national securities exchange or that a national securities exchange would approve our listing application.

In addition to facilitating the relisting of our common stock on a national securities exchange, our board of directors also believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and may encourage interest and trading in our common stock. The Reverse Stock Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Stock Split could help increase analyst and broker interest in the common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Risks of the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase the price of our common stock and have the desired effect of achieving compliance with the minimum price requirement of a national securities exchange.

If implemented, our board of directors expects that the Reverse Stock Split will increase the market price of our common stock so that we are able to achieve compliance with the minimum price requirement of a national securities exchange. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty. It is possible that (i) the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split or (ii) the market price per post-Reverse Stock Split share may not exceed or remain in excess of the required minimum price for a sufficient period of time to satisfy an exchange’s listing requirements. Even if the Reverse Stock Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance and prospects. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of the required minimum price per share for listing by a national securities exchange, we may never meet the other criteria of listing on an exchange. There can be no assurance that we will meet the listing standards of any national exchange or that a national exchange would approve our listing application.

The Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split, particularly if the market price of our common stock does not increase as a result of the Reverse Stock Split.

Our amount of authorized shares of our common stock under our Certificate of Incorporation will not be reduced, which shares could be issued without further stockholder action.

Currently, we are authorized to issue up to a total of 500,000,000 shares of common stock, of which approximately 70,449,873 shares of common stock are issued and outstanding. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our common stock. Because the number of authorized shares of our common stock will not be reduced proportionately, the Reverse Stock Split will increase our board of director’s ability to issue authorized and unissued shares without further stockholder action. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management.

Determination of the Ratio for the Reverse Stock Split

If Proposal 3 is adopted and approved by stockholders and our board of directors determines that it is in the best interests of the Company and its stockholders to implement the Reverse Stock Split, the Approved Split Ratio will be selected by our board of directors, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of 1:10 or exceed a ratio of 1:200. In determining which Approved Split Ratio to use, our board of directors will consider numerous factors, including the historical and projected performance of our common stock, the effect of the Approved Split Ratio on our ability to meet the initial listing standards of a national securities exchange, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Stock Split. Our board of directors will also consider the impact of the Approved Split Ratios on investor interest in our common stock. The purpose of selecting a range is to provide our board of directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to changing market conditions. Based on the number of shares of common stock issued as of April 11, 2024, after completion of the Reverse Stock Split, we will have between 352,249 and 7,044,987 shares of common stock issued, depending on the Approved Split Ratio selected by our board of directors.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Stock Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split.

The following table summarizes, for illustrative purposes only, the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range of this Proposal based on information as of April 11, 2024.

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the OTCQX under the symbol “SONX,” although the OTCQX will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the reverse stock split to indicate that the Reverse Stock Split had occurred.

The Reverse Stock Split will not affect the Company’s continuing to be subject to the periodic reporting requirements under the Exchange Act.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

Effect on Options and Certain Other Securities

If the Reverse Stock Split is approved and effected, the number of shares of common stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms.

Effective Date

The proposed Reverse Stock Split would become effective on the date of filing of the Certificate of Incorporation Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Certificate of Incorporation Amendment. On the effective date, shares of common stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal 3. If the proposed Certificate of Incorporation Amendment is not adopted and approved by our stockholders, the Reverse Stock Split will not occur.

Treatment of Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible, based on the Reverse Stock Split ratio approved by our board of directors, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our common stock on the effective date for the Reverse Stock Split as reported on the OTCQX or other principal market of our common stock, as applicable, by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Record and Beneficial Stockholders

If the Certificate of Incorporation Amendment is adopted and approved and the Reverse Stock Split is authorized by our stockholders and our board of directors elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Stock Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Certificate of Incorporation Amendment is adopted and approved and the Reverse Stock Split is authorized by the stockholders and our board of directors elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificated form can surrender certificates representing pre-Reverse Stock Split shares to our transfer agent, American Stock Transfer & Trust Company, LLC, in exchange for a certificate representing post-Reverse Stock Split shares. Each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of whole shares based on the Approved Split Ratio selected by our board of directors. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE STOCK SPLIT STOCK

CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE

REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by our board of directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by our board of directors. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 3 and we will not independently provide our stockholders with any such right if the Reverse Stock Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. This discussion only addresses U.S. Holders who hold common stock as capital assets. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person under applicable the Treasury Regulations.

The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (excluding the amount of such basis that is allocated to any fractional shares for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of fractional shares pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional shares. Such capital gain or loss generally should be long term if such pre-reverse split shares were held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the Reverse Stock Split. A U.S. Holder of our common stock generally will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A

COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

Approval and adoption of this Proposal 3 requires the affirmative vote of the majority of the voting power of the outstanding shares of our common stock. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE CERTIFICATE OF INCORPORATION AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

E&Y serves as the Company’s independent registered public accounting firm and has served in that capacity since 2013. The decision to engage E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was approved by the audit committee of the board of directors.

The audit committee considered the independence of E&Y and whether the audit services E&Y provides to the Company are compatible with maintaining that independence. The audit committee has adopted procedures by which the audit committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of Ernst & Young LLP

The following table sets forth the aggregate fees billed to us by E&Y for professional services rendered for the years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees(1)	$1,010,800	$844,615
Audit-Related Fees(2)	$3,600	2,490
Total	$1,014,400	$847,105

(1)

Audit Fees represent the aggregate fees for professional services for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	The Audit-Related Fees for the years ended December 31, 2023 and 2022 represent subscription fees paid for E&Y’s accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires the audit committee or a member of the audit committee to pre-approve all audit and permissible non-audit services to be provided by our independent auditor. These services include audit services, audit-related services, and tax services. Pre-approval is generally requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the three categories of services listed above. Our audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to our audit committee’s next scheduled meeting, our audit committee has authorized its chairperson to pre-approve services. Engagements so pre-approved are to be reported to our audit committee at its next scheduled meeting. Our audit committee or its chairperson pre-approved all audit services provided by E&Y for the years ended December 31, 2023 and 2022 pursuant to the pre-approval policies and procedures.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2023. The audit committee oversees the Company’s financial reporting process on behalf of the board of directors and assists the board in fulfilling its oversight responsibility over the Company’s risk assessment and management process.

The audit committee is composed of three non-employee directors and operates under a written charter adopted and approved by the board of directors. Karen McGinnis resigned as a member of the board of directors effective March 31, 2024. Anthony P. Bihl III was appointed as a member of the audit committee by the board of directors on February 28, 2024, effective as of March 31, 2024. The board of directors, in its business judgment, has determined that each audit committee member is “independent” as such term is defined under Section 10A(m)(3) of the Exchange Act. The Company has identified Carolyn Beaver as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The audit committee has sole authority to select and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The audit committee’s responsibility is to independently monitor and review the financial reporting processes of the Company. However, the audit committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the audit committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the audit committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations.

In this context, the audit committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the audit committee, management, and the Company’s independent registered public accounting firm. The audit committee discussed with E&Y the overall scope and plan for its audit. and, as appropriate, initiated inquiries into various aspects of the Company’s financial affairs, internal controls and risks, as set forth in the audit committee charter,

In fulfilling the audit committee’s oversight responsibilities, the audit committee members reviewed and discussed (a) the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, (b) the reasonableness of significant judgments, (c) the clarity of disclosures in the financial statements, and (d) such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

The audit committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to Sonendo, Inc. and the quality control procedures established by the independent registered public accounting firm. The audit committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The audit committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the audit committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC, and selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2024.

AUDIT COMMITTEE

Carolyn Beaver (Chair)

Anthony P. Bihl III

Raj Pudipeddi

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions to which we were a participant since January 1, 2022 in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years (which was approximately $1.1 million), and in which any of our executive officers, directors, director nominees or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Series E Preferred Stock Financing

In November 2018, June 2019 and December 2019, we completed the sale of an aggregate 6,311,328 shares of our Series E convertible preferred stock at a purchase price of $20.08 per share for an aggregate purchase price of approximately $126.7 million. Each share of our Series E convertible preferred stock was converted into shares of our common stock immediately prior to the closing of our IPO which was completed on November 2, 2021, in accordance with our Certificate of Incorporation currently in effect.

The following table summarizes the Series E convertible preferred stock purchased by holders of more than 5% of our capital stock, our board of directors and any entities affiliated with our executive officers or a member of our board of directors.

	Initial Closing		Second Closing		Third Closing		Total Shares Purchased	Aggregate Purchase Price ($) (in thousands)
Participants (1)	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($) (in thousands)	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($) (in thousands)	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($) (in thousands)
OrbiMed Private Investments IV, LP	58,635	1,177	39,872	800	99,626	2,000	198,133	3,978
General Atlantic (SOI), L.P.	498,132	10,000	677,459	13,600	99,626	2,000	1,275,217	25,600
Entities affiliated with Meritech Capital	49,813	1,000	33,872	680	99,626	2,000	183,311	3,680
CVF, LLC	115,710	2,323	78,683	1,580	99,626	2,000	294,019	5,903
Entities affiliated with EW Healthcare	—	—	—	—	1,992,527	40,000	1,992,527	40,000
Olav Bergheim	24,906	500	—	—	—	—	24,906	500

(1)

Additional details regarding these stockholders and their equity holdings are provided in our Company’s 2021 Annual Report on Form 10-K under the caption “Security Ownership of Certain Beneficial Owners and Management.”

Third Amended and Restated Investors’ Rights Agreement

We are party to a third amended and restated investors’ rights agreement with certain stockholders, entities affiliated with certain of our executive officers and directors, as well as certain of our executive officers and directors. The third amended and restated investors’ rights agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, and also imposes certain affirmative obligations on us, including with respect to the furnishing of financial statements and information to the holders.

As a result of our IPO, most of the covenants and restrictions set forth in the third amended and restated investors’ rights agreement that apply to us terminated. The provisions relating to registration rights included in the third amended and restated investors’ rights agreement did not terminate as a result of our IPO.

Fifth Amended and Restated Voting Agreement

We were party to a fifth amended and restated voting agreement with certain stockholders, entities affiliated with certain of our executive officers and directors, as well as certain of our executive officers and directors. Pursuant to the fifth amended and restated voting agreement, these holders agreed to vote in a certain way on certain matters, including with respect to the election of directors.

As a result of our IPO, the fifth amended and restated voting agreement terminated and none of our stockholders have any continuing voting rights, including special rights regarding the election or designation of members of our board of directors, following our IPO.

Second Amended and Restated Right of First Refusal and Co-Sale Agreement

We were party to a second amended and restated right of first refusal and co-sale agreement with certain stockholders, entities affiliated with certain of our executive officers and directors, as well as certain of our executive officers and directors. Pursuant to the second amended and restated right of first refusal and co-sale agreement, we had a right of first refusal and certain stockholders that were party to the second amended and restated first refusal and co-sale agreement had a right of first refusal and a co-sale right.

The second amended and restated first refusal and co-sale agreement terminated in connection with our IPO.

Indemnification Agreements

Our Bylaws, which became effective following our IPO, provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation, which became effective following our IPO, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

Prior to our IPO, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Reserved Share Program

In connection with our IPO, we sold 341,535 shares of our common stock to some of our directors, officers, employees, distributors, dealers, business associates and related persons at our initial public offering price of $12 per share.

Our Policy Regarding Related Party Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests or improper valuation (or the perception thereof). In connection with our IPO, our board of directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act” and together with the Securities Act, the “Acts”), and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “outside” director, as applicable, under the rules and regulations of the SEC and the Code.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 11, 2024, information regarding beneficial ownership of our capital stock by:

•	each person known to us to be the beneficial owner of more than five percent of our then-outstanding common stock;

•	each director and named executive officer; and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 8, 2024 (60 days after April 11, 2024) through the exercise or conversion of a security or other right. Unless otherwise indicated or pursuant to applicable community property laws, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.

The percentage of beneficial ownership in the table below is based on 70,449,873 shares of common stock deemed to be outstanding as of April 11, 2024.

Unless otherwise indicated, the address of all individuals listed in the table below is c/o Sonendo, Inc., 26061 Merit Circle, Suite 102, Laguna Hills, California 92653.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
5% Stockholders
Matthew P. Arens and First Light Asset Management(1)	5,755,517	7.7%
Pura Vida Investments, LLC(2)	6,462,061	7.6%
Master Capital Management, LLC(3)	5,000,000	7.1%
Named Executive Officers and Directors
Olav Bergheim(4)	2,738,343	3.8%
Bjarne Bergheim(5)	488,576	*
Anthony P. Bihl III (6)	109,772	*
Carolyn Beaver(7)	95,318	*
Michael Smith	144,362	*
Michael Watts	135,991	*
Sadie M. Stern(8)	92,518	*
Raj Pudipeddi(9)	2,007,018	2.8%
Roy Chen(10)	28,347	*
All Executive Officers and Directors as a Group (11 individuals) (11)(12)	5,928,388	7.9%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2024, by First Light Asset Management, LLC (“First Light”) and Matthew P. Arens (“Mr. Arens”), (i) First Light and Mr. Arens shared voting and dispositive power with respect to 5,446,491 shares and (ii) Mr. Arens had sole voting and dispositive power with respect to 6,150 shares. First Light may be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls First Light in his position as managing member and majority owner of First Light. The amounts reported assume the exercise of 302,876 warrants by private funds for which the Manager serves as investment adviser and/or by Mr. Arens, and if not for the blocker, the reporting persons would have the ability to exercise an additional 17,659,715 warrants in the aggregate. The address of First Light and Mr. Arens is 3300 Edinborough Way, Suite 201, Edina, MN 55435.
(2)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023, by Pura Vida Investments, LLC (“Pura Vida”) and Efrem Kamen (“Mr. Kamen”), Pura Vida and Mr. Kamen shared voting and dispositive power with respect to 5,422,384 shares. The address of Pura Vida and Mr. Karmen is 512 West 22nd Street, 7th Floor, New York, NY 10011.

(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2024, by Master Capital Management, LLC (“Masters Capital”) and Michael Masters (“Mr. Masters”), Master Capital and Mr. Masters shared voting and dispositive power with respect to 5,000,000 shares. The address of Pura Vida and Mr. Karmen is 512 West 22nd Street, 7th Floor, New York, NY 10011.

(4)

Mr. Bergheim may be deemed the beneficial owner of 2,738,343 shares, which amount consists of: (i) 125,092 shares held by Mr. Bergheim directly, (ii) 1,596,373 shares held by Fjordinvest LLC, (iii) 691,628 shares held by Fjord Capital Partners I, LP, (iv) 176,044 shares held by Micro LLC, (v) 66,464 shares held by Fjord Ventures LLC, and (vi) 24,906 shares held by PENSCO Trust Company Custodian FBO Olav Bergheim IRA. The general partner of Fjord Capital Partners I, LP is Fjord Venture Partners I, LLC. Olav Bergheim is the manager of Fjord Venture Partners I, LLC and Fjordinvest LLC, the president of Fjord Ventures LLC and Micro LLC, and the chief executive officer of Fjord Venture Partners I, LLC. As a result, Mr. Bergheim may be deemed to share beneficial ownership of the shares of our common stock held of record by these entities. This number also includes 32,520 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Mr. Bergheim and 25,316 shares that will be issued to Mr. Bergheim within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(5)

The number for Bjarne Bergheim includes 8,731 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Mr. Bergheim and 6,073 shares that will be issued to Mr. Bergheim within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(6)

The number for Mr. Bihl includes 33,774 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Mr. Bihl and 25,316 shares that will be issued to Mr. Bihl within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(7)

The number for Ms. Beaver includes 32,520 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Ms. Beaver and 25,316 shares that will be issued to Ms. Beaver within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(8)

The number for Ms. Stern includes 32,520 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Ms. Stern and 25,316 shares that will be issued to Ms. Stern within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(9)

The number for Mr. Pudipeddi includes 32,520 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Mr. Pudipeddi and 25,316 shares that will be issued to Mr. Pudipeddi within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(10)

The number for Mr. Chen includes 2,246 shares that are or will become exercisable within 60 days of April 11, 2024, pursuant to stock options held by Mr. Chen and 1,562 shares that will be issued to Mr. Chen within 60 days of April 11, 2024, upon the vesting of restricted stock units.

(11)

The number for Mr. Guo includes 1,598 shares that are or will become exercisable within 60 days of April 11, 2024 pursuant to stock options and 1,691 shares that will be issued within 60 days of April 11, 2024 upon the vesting of restricted stock units.

(12)	The number for Mr. McGaugh includes 25,000 shares that will be issued within 60 days of April 11, 2024 upon the vesting of restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, with respect to shares of common stock that may be issued under our 2007 Plan, 2017 Plan, 2021 Plan and ESPP:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs		Weighted-Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	5,726,262	(2)	$2.86	3,807,903	(3)
Equity compensation plans not approved by stockholders	—		—	—
Total	5,726,262		$2.86	3,807,903

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Consists of 2,383,641 shares of common stock issuable upon the exercise of stock options and 3,342,621 shares of common stock deliverable upon settlement of outstanding RSUs.
(3)

Consists of shares issuable under outstanding options under the 2021 Plan and ESPP as of December 31, 2023. Following the adoption of the 2021 Plan, no further awards will be made under the 2017 Plan. Shares issuable under the 2021 Plan may be used for any type of award authorized under the plan, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock or cash-based awards, and dividend equivalents.

OTHER MATTERS

The board of directors knows of no other matters other than those stated in this proxy statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder who contacts the Company’s Corporate Secretary by writing to Sonendo, Inc., 26061 Merit Circle, Suite 102, Laguna Hills, CA 92653, or by calling (949) 766-3636. If a stockholder is receiving multiple copies of this proxy statement at the stockholder’s household and would like to receive a single copy of the proxy Statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Corporate Secretary to request mailing of a single copy of this proxy statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this proxy statement, extensive information about the Company can be found on its website located at www.sonendo.com including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this proxy statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

The Company’s principal executive office is located at 26061 Merit Circle, Suite 102, Laguna Hills, CA 92653.

ANNUAL REPORT AND OTHER SEC FILINGS

Our 2023 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.sonendo.com under the “Investor—SEC Filings” tab. These and other

SEC filings, including this proxy statement, are also available on the SEC’s website at www.sec.gov. The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Corporate Secretary, Sonendo, Inc., 26061 Merit Circle, Suite 102, Laguna Hills, CA 92653, or by calling (949) 766-3636.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:

Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the Named Proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of the Class III director nominees is not available as a candidate for director, the Named Proxies will vote your proxy for such other candidate(s) as may be nominated by the board of directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

Sonendo will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose nominees for election to the board of directors at next year’s annual meeting of stockholders?

A:

Yes, our Bylaws establish an advance notice procedure for stockholders to make nominations for the position of director at an annual meeting. Class I director nominee proposals for the 2025 Annual Meeting of Stockholders will not be considered timely unless such proposals are received by us no later than March 12, 2025, and no earlier than February 10, 2025, in accordance with our Bylaws. Any proposal to nominate a director to our board of directors must set forth the information required by our Bylaws.

Q:	May I propose other business proposals for consideration at next year’s annual meeting of stockholders?

A:

Yes, you may submit other business proposals for consideration at next year’s annual meeting of stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2025 annual meeting of stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before April 29, 2025, the one year anniversary of the date this proxy statement was made available to stockholders (or by December 30, 2024).

A business proposal submitted by a stockholder pursuant to our Bylaws and outside of the process of Rule 14a-8 for the 2025 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us no later than March 12, 2025, and no earlier than February 10, 2025, in accordance with our Bylaws. Any business proposal must set forth the information required by our Bylaws. The proxy to be solicited on behalf of our board of directors for the 2025 annual meeting of stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2025 annual meeting of stockholders.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2025.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SONENDO, INC.

Sonendo, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 2, 2021, as amended (the “Certificate of Incorporation”). The amendment to the Certificate of Incorporation being effected hereby is as follows:

Article IV of the Certificate of Incorporation be and hereby is amended by adding the following after the first paragraph of Article IV:

“Reverse Stock Split. Upon effectiveness (“Effective Time”) of this amendment to the Certificate of Incorporation, a one-for- reverse stock split (the “Reverse Stock Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each   shares of Common Stock outstanding and held of record by each stockholder of the Corporation and each share of Common Stock held in treasury by the Corporation immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of our Common Stock. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Stock Split. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the OTCQX or other principal market of our common stock, as applicable, as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

SECOND: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. This Certificate of Amendment shall be effective at 12:01 a.m., Eastern Time, on    , 202 .

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by   , its   , this day of   , 202 .

A-1

SONENDO, INC.

A Delaware corporation

By:
Name:
Title:

A-2

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxydocs.com/SONX ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote

PHONE Call 1-866-987-9012 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions

MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online at www.proxydocs.com/SONX by 2:00 pm PT, June 8, 2024.

Sonendo, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of Thursday, April 11, 2024

TIME:	Monday, June 10, 2024, at 1:30 PM, Pacific Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/SONX for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bjarne Bergheim and Chris Guo (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sonendo, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sonendo, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

  “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect two Class III director.
		FOR	WITHHOLD
	1.01 Anthony P. Bihl III	☐	☐		FOR

	1.02 Carolyn Beaver	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
3.	To adopt and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from 1:10 to 1:200 , at the discretion of our board of directors at any time prior to our next year’s annual meeting of stockholders, with the exact ratio to be determined by our board of directors without further approval or authorization of our stockholders.	☐	☐	☐	FOR

You must register to attend the meeting online at www.proxydocs.com/SONX by 2:00 pm PT, June 8, 2024.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date